Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-269879, 333-269880 and 333-271838 on Form S-3, and Registration Statement Nos. 333-09167, 333-18391, 333-85094, 333-87529, 333-95795, 333-110332, 333-124257, 333-143916, 333-149989, 333-163805, 333-189578, 333-189579, 333-195768, 333-202364, 333-202366, 333-226039, 333-257414 and 333-257415 on Form S-8 of our reports dated February 21, 2023 (November 8, 2023, as to the effects of the matters discussed in Note 1 pertaining to the sales of certain regulated gas distribution operations and investments as well as revised operating segments), relating to the consolidated financial statements of Dominion Energy, Inc. and subsidiaries included in this Current Report on Form 8-K dated November 8, 2023.

We consent to the incorporation by reference in Registration Statement No. 333-269881 on Form S-3 of our report dated February 21, 2023, relating to the consolidated financial statements of Virginia Electric and Power Company (a wholly-owned subsidiary of Dominion Energy, Inc.) and subsidiaries included in this Current Report on Form 8-K dated November 8, 2023.

/s/ Deloitte & Touche LLP

Richmond, Virginia

November 8, 2023